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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Regal Entertainment Group:

        We consent to the use of our report dated March 1, 2010, with respect to the consolidated balance sheets of Regal Entertainment Group as of December 31, 2009 and January 1, 2009, and the related consolidated statements of income, deficit and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report refers to changes in the manner in which the Company accounts for noncontrolling interests as of January 2, 2009, convertible debt instruments as of January 2, 2009, and uncertain tax positions as of December 29, 2006.

/s/ KPMG LLP KPMG LLP

Nashville, Tennessee
May 5, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm